UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-8647322
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Series A Mandatory Convertible Preferred Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-224616 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of 6.50% Series A Mandatory Convertible Preferred Stock, liquidation preference $100 per share (the “Mandatory Convertible Preferred Stock”) of Sabre Corporation (the “Company”). The description of the Mandatory Convertible Preferred Stock is contained in the Company’s registration statement on Form S-3 (File No. 333-224616), as filed with the Securities and Exchange Commission on August 18, 2020, under the caption “Description of Securities” and the Company’s Prospectus Supplement with respect to the Mandatory Convertible Preferred Stock, dated August 19, 2020, under the caption “Description of Mandatory Convertible Preferred Stock,” and those sections are incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation of Sabre Corporation (incorporated by reference to Exhibit 3.1 of Sabre Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2019).

4.2	Sixth Amended and Restated Bylaws of Sabre Corporation (incorporated by reference to Exhibit 3.2 of Sabre Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2020).

4.3	Certificate of Designations of the 6.50% Series A Mandatory Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware and effective on August 24, 2020 (incorporated by reference to Exhibit 3.1 of Sabre Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2020).

4.4	Form of certificate for the 6.50% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 4.3).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SABRE CORPORATION

Date: September 3, 2020	By:	/s/ Douglas E. Barnett
	Name:	Douglas E. Barnett
	Title:	Executive Vice President and Chief Financial Officer